UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2021

KKR & CO. INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Address, zip code, and telephone number, including
area code, of registrant's principal executive office.)

NOT APPLICABLE
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
6.00% Series C Mandatory Convertible Preferred Stock	KKR PR C	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Incentive Awards to Co-Chief Executive Officers

On December 9, 2021, the Board of Directors of KKR & Co. Inc. (“KKR”) approved grants of equity incentive awards to KKR’s Co-Chief Executive Officers, Joseph Bae and Scott Nuttall, who were recently promoted to their positions. In order for these awards to vest: (i) KKR’s common stock must appreciate meaningfully from its current stock price (the “Market Price Vesting Condition”), and (ii) the Co-Chief Executive Officer must continue to be employed by KKR for the next five years (the “Cliff Service Vesting Condition”).

Messrs. Bae and Nuttall were each granted 7.5 million restricted holdings units, which are pursuant to KKR’s Amended and Restated 2019 Equity Incentive Plan and provide the recipient with the right to exchange them on a one-for-one basis for KKR common stock after vesting and subject to certain other conditions (the “Awards”). The Awards have a Market Price Vesting Condition that would be met when the average closing price of KKR common stock during 20 consecutive trading days meets or exceeds certain stock price targets. For both recipients, 20% of their Awards are eligible to vest at each of the following KKR common stock prices: $95.80, $105.80, $115.80, $125.80 and $135.80. These stock price targets represent a premium of 27%, 40%, 54%, 67% and 80%, respectively, relative to the KKR common stock’s closing price of $75.34 on December 10, 2021.

In addition to the Market Price Vesting Condition, in order for the Awards to vest, the Cliff Service Vesting Condition requires the Co-Chief Executive Officer to be employed by KKR on December 31, 2026 (with exceptions for involuntary termination without cause, death and permanent disability).

These Awards will be automatically forfeited upon the earlier of the Co-Chief Executive Officer’s termination of service (except for involuntary termination without cause, death or permanent disability) or the failure to meet the Market Price Vesting Condition by December 31, 2028 (for which continued service is required if the Market Price Vesting Condition is met after December 31, 2026). Following vesting, the Awards will remain subject to minimum retained ownership and transfer restriction requirements.

These Awards are intended to incentivize the Co-Chief Executive Officers to help drive stock price performance in a manner that is aligned with stockholder interests. KKR currently intends that no additional equity incentive awards will be granted to Messrs. Bae and Nuttall during the next five years.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.
Date:	December 10, 2021	By: /s/ Christopher Lee Name: Christopher Lee Title: Assistant Secretary